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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Summary Consolidated Financial Data" and "Experts" in the Registration Statement (Form F-3) and related prospectus of Telefonos de Mexico, S.A. de C.V. for the registration of U.S.$2,000,000,000 of debt securities utilizing a "shelf" registration process and to the incorporation by reference therein of our report dated February 12, 2003, with respect to the consolidated financial statements of Telefonos de Mexico, S.A. de C.V., included in its Annual Report (Form 20-F No. 1-10749) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                         Mancera, S.C.
                                                     A Member Practice of
                                                     Ernst & Young Global

                                                  /s/ C.P.C. Fausto Sandoval
                                                  --------------------------
                                                    C.P.C. Fausto Sandoval

Mexico City, Mexico
December 9, 2003